Franklin Auto Trust 2001-2
Monthly Servicing Report

Collection Period:                                    April 2002
Distribution Date:                                    May 20, 2002
Number of Days in Distribution Period:                30

Section I.  Original Deal Parameters

   A.  Original Portfolio                                                            Principle Weighted Average
                                   Number of         Principal        Coupon      Original Term     Remaining Term       Seasoning
                                   Contracts          Balance         (WAC)          (Months)          (Months)           (Months)
                               -----------------------------------------------------------------------------------------------------
      i.     Prime Loans              7,776      132,275,482.34       9.66%           67.52               62.92              4.60
      ii.    Non-Prime Loans          9,930      161,144,226.19      14.74%           67.40               61.18              6.22
      iii.   Sub-Prime Loans            545        6,580,292.26      19.70%           61.77               52.79              8.98
      iv.    Total Loans             18,251      300,000,000.79      12.61%           67.33               61.76              5.57

   B.  Bonds Issued             Original
                               Principal                Legal Final
                                Balance      Coupon      Maturity     CUSIP
                              ------------------------------------------------
      i.     Class A-1 Notes  55,000,000.00   2.10375%  12/20/2002   35242RAJ3
      ii.    Class A-2 Notes  74,500,000.00      2.79%  08/20/2004   35242RAK0
      iii.   Class A-3 Notes  91,000,000.00      3.77%  02/20/2006   35242RAL8
      iv.    Class A-4 Notes  79,500,000.00      4.55%  07/20/2009   35242RAM6

   C.  Spread Account

      i.   Initial Cash Deposit                         0.00
      ii.  Spread Account Floor Amount          3,000,000.00
      iii. Specified Spread Account Amount      2.5% of Outstanding Pool Balance
      iv.  Maximum Spread Account Amount        10% of Outstanding Pool Balance
      v.   Initial Payment Provider Commitment  7,500,000.00


Section II.  Deal Status as of Previous Distribution Date

   A.  Portfolio                                                                    Principle Weighted Average
                                   Number of         Principal        Coupon      Original Term     Remaining Term       Seasoning
                                   Contracts          Balance         (WAC)          (Months)          (Months)           (Months)
                               -----------------------------------------------------------------------------------------------------
      i.     Prime Loans              7,151      115,582,135.54       9.67%           67.81               59.38               8.43
      ii.    Non-Prime Loans          9,238      143,718,256.89      14.71%           67.50               57.70               9.80
      iii.   Sub-Prime Loans            493        5,703,458.93      19.63%           62.02               49.59              12.43
      iv.    Total Loans             16,882      265,003,851.36      12.62%           67.52               58.26               9.26

   B.  Bonds Outstanding
                                                            Unpaid Interest
                                       Principal Balance    Shortfall Amount
                                      ----------------------------------------
      i.     Class A-1 Notes              20,003,851.36           0.00
      ii.    Class A-2 Notes              74,500,000.00           0.00
      iii.   Class A-3 Notes              91,000,000.00           0.00
      iv.    Class A-4 Notes              79,500,000.00           0.00

   C.  Spread Account

      i.     Spread Account Cash Balance                3,000,000.00
      ii.    Payment Provider Commitment                3,625,096.28

   D.  Shortfall Amounts

      i.     Base Servicing Fee Shortfall                       0.00
      ii.    Surety Fee Shortfall                               0.00
      iii.   Unreimbursed Surety Draws                          0.00
      iv.    Unreimbursed Insurer Optional Deposit              0.00
      v.     Additional Servicing Fee Shortfall                 0.00


Section II.  Deal Status as of Previous Distribution Date

   E.  Delinquencies in Period
                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance

      i.     Prime Loans           407,545.46   61,810.81     17,237.56    57,279.10   127,839.97               150,508.26
      ii.    Non-Prime Loans     2,236,298.82  650,807.04    328,004.81   107,981.80   735,436.57               550,864.80
      iii.   Sub-Prime Loans       178,660.72   41,037.83      6,079.35         0.00    41,037.83                66,708.99
      iv.    Total Loans         2,822,505.00  753,655.68    351,321.72   165,260.90   904,314.37               768,082.05

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts

      i.     Prime Loans              22           3              1            2                6                   7
      ii.    Non-Prime Loans         146          41             20            7               46                  32
      iii.   Sub-Prime Loans          14           3              1            0                3                   5
      iv.    Total Loans             182          47             22            9               55                  44

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance as a % of
      Previous Balance

      i.     Prime Loans            0.35%        0.05%          0.01%      0.05%               0.11%                   0.13%
      ii.    Non-Prime Loans        1.56%        0.45%          0.23%      0.08%               0.51%                   0.38%
      iii.   Sub-Prime Loans        3.13%        0.72%          0.11%      0.00%               0.72%                   1.17%
      iv.    Total Loans            1.07%        0.28%          0.13%      0.06%               0.34%                   0.29%

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts as a % of
      Previous Number

      i.     Prime Loans            0.31%        0.04%          0.01%      0.03%               0.08%                   0.10%
      ii.    Non-Prime Loans        1.58%        0.44%          0.22%      0.08%               0.50%                   0.35%
      iii.   Sub-Prime Loans        2.84%        0.61%          0.20%      0.00%               0.61%                   1.01%
      iv.    Total Loans            1.08%        0.28%          0.13%      0.05%               0.33%                   0.26%



Section III.  Collection Period Activity and Current Status

   A.  Portfolio                                                                     Principal Weighted Average
                                   Number of         Principal        Coupon      Original Term     Remaining Term       Seasoning
                                   Contracts          Balance         (WAC)          (Months)          (Months)           (Months)
                               -----------------------------------------------------------------------------------------------------
      i.     Prime Loans              7,011      111,736,685.54       9.66%           67.86               58.45               9.41
      ii.    Non-Prime Loans          8,981      138,064,063.41      14.69%           67.55               56.79              10.76
      iii.   Sub-Prime Loans            482        5,501,671.97      19.60%           62.09               48.79              13.30
      iv.    Total Loans             16,474      255,302,420.92      12.59%           67.57               57.34              10.23

   B.  Delinquencies in Period
                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance

      i.     Prime Loans           247,426.59  239,743.41      21,137.94    18,751.99   194,713.70             102,557.65
      ii.    Non-Prime Loans     1,853,712.73  589,588.45     274,326.28   246,270.93   663,505.18             709,951.72
      iii.   Sub-Prime Loans       161,590.35   83,298.52      24,381.31     6,079.35    55,733.55              16,656.52
      iv.    Total Loans         2,262,729.67  912,630.38     319,845.53   271,102.27   913,952.43             829,165.89

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts

      i.     Prime Loans              13         13              1             1             10                         4
      ii.    Non-Prime Loans         123         40             18            14             44                        45
      iii.   Sub-Prime Loans          16          6              2             1              4                         1
      iv.    Total Loans             152         59             21            16             58                        50

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance as a % of
      Current Balance

      i.     Prime Loans            0.22%       0.21%          0.02%          0.02%          0.17%                    0.09%
      ii.    Non-Prime Loans        1.34%       0.43%          0.20%          0.18%          0.48%                    0.51%
      iii.   Sub-Prime Loans        2.94%       1.51%          0.44%          0.11%          1.01%                    0.30%
      iv.    Total Loans            0.89%       0.36%          0.13%          0.11%          0.36%                    0.32%

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts as a % of
      Current Number

      i.     Prime Loans            0.19%       0.19%          0.01%          0.01%          0.14%                    0.06%
      ii.    Non-Prime Loans        1.37%       0.45%          0.20%          0.16%          0.49%                    0.50%
      iii.   Sub-Prime Loans        3.32%       1.24%          0.41%          0.21%          0.83%                    0.21%
      iv.    Total Loans            0.92%       0.36%          0.13%          0.10%          0.35%                    0.30%

Section III.  Collection Period Activity and Current Status

   C.  Collections

      i.     Simple Interest Contracts
             a.  Interest Collections                         2,570,796.86
             b.  Principal Collections                        8,872,264.55
      ii.    Net Liquidation Proceeds                           430,527.34
      iii.   Post Disposition Recoveries                         32,759.10
      iv.    Repurchase Amounts
             a.  Interest                                             0.00
             b.  Principal                                            0.00


   D.  Total Available
      i.     Total Interest Collections                       2,570,796.86
      ii.    Total Principal Collections                      9,302,791.89
      iii.   Collected Funds                                 11,873,588.75
      iv.    Reinvestment Income Collected in Spread Account      4,010.19

   E.  Month End Pool Balance
      i.     Beginning Pool Balance                         265,003,851.36
      ii.    Principal Collections                            9,302,791.89
      iii.   Realized and Cram-Down Losses                      398,638.55
      iv.    Month End Pool Balance                         255,302,420.92

Section IV.  Distribution Calculations

   A.  Servicing Fee

      i.     Servicing Fee Rate
             a.  Prime Receivable @ 1.00%                        96,318.45
             b.  Non-prime Receivables @ 1.50%                  179,647.82
             c.  Sub-prime Receivables @ 2.00%                    9,505.76
             d.  Total Servicing Fee                            285,472.03
             e.  Total Receivables @ 1.25%                      276,045.68

      ii.    Base Servicing Fee (less of id. and ie.)           276,045.68
      iii.   Previous Servicing Fee Shortfall                         0.00
      iv.    Additional Servicing Fee                             9,426.35
      v.     Previous Additional Servicing Fee Shortfall              0.00
      vi.    Total Additional Servicing Fee                       9,426.35
      vii.   Supplemental Servicing Fee                          63,182.35
      viii.  Total Supplemental Servicing Fee                    63,182.35

   B.  Surety Fee
      i.     Surety Fee Rate                                         0.160%
      ii.    Base Surety Fee Due                                 35,333.85
      iii.   Previous Surety Fee Shortfall                            0.00
      iv.    Total Surety Fee Due                                35,333.85

   C.  Bond Interest
                                     Bond        Number                  Previous         Accrued
                                   Interest     of Days       Current    Interest       Interest on         Total Bond
                                     Rate      in Period     Interest    Shortfall   Interest Shortfall    Interst Due
                                 ---------------------------------------------------------------------------------------
      i.     Class A-1 Notes     2.10375%         28         32,731.30       0.00               0.00        32,731.30
      ii.    Class A-2 Notes        2.79%         30        173,212.50       0.00               0.00       173,212.50
      iii.   Class A-3 Notes        3.77%         30        285,891.67       0.00               0.00       285,891.67
      iv.    Class A-4 Notes        4.55%         30        301,437.50       0.00               0.00       301,437.50
      v.     Total                  3.59%                   793,272.97       0.00               0.00       793,272.97

   D.  Bond Principal

      i.     Beginning Note Balance                         265,003,851.36
      ii.    Current Pool Balance                           255,302,420.92
      iii.   Principal Distributable Amount                   9,701,430.44

   E.  Total Required Distributions                          10,806,082.93
   F.  Total Available Funds                                 11,906,347.85
   G.  Required Distribution Shortfall                                0.00
   H.  Cash Available in Spread Account                       3,004,010.19
   I.  Reserve Account Draw                                           0.00
   J.  Payment Provider Commitment                            3,625,096.28
   K.  Payment Provider Required Payment Amount                       0.00
   L.  Surety Draw                                                    0.00
   M.  Insurer Optional Deposit                                       0.00
   N.  Total Cash Available for Distributions                11,906,347.85

Section V.  Waterfall for Distributions

   A.  Total Available Funds                11,906,347.85

                                                                                                      Remaining Amount Available
                                                      Amount Due         Amount Paid       Shortfall       for Distribution
                                                    -------------------------------------------------------------------------
   B.  Servicing Fee                                  276,045.68         276,045.68                0.00      11,630,302.17
   C.  Surety Fee                                      35,333.85          35,333.85                0.00      11,594,968.32
   D.  Note Interest                                  793,272.97         793,272.97                0.00      10,801,695.36
   E.  Principal Distributable Amount               9,701,430.44       9,701,430.44                0.00       1,100,264.92
   F.  Interest on Unreimbursed Surety Draws                0.00               0.00                0.00       1,100,264.92
   G.  Reimbursement of Previous Surety Draws               0.00               0.00                0.00       1,100,264.92
   H.  Reimbursement of Insurer Optional Deposits           0.00               0.00                0.00       1,100,264.92
   I.  Reserve Deposit                                      0.00               0.00                0.00       1,100,264.92
   J.  Payment of Additional Servicing Fee              9,426.35           9,426.35                0.00       1,090,838.56
   K.  Deposit to Certificate Distribution Acct.    1,090,838.56       1,090,838.56                0.00               0.00

Section VI.  Bond Reconciliation

                           Beginning Balance   Principal Paid   Ending Balance   Interest Due    Interest Paid   Interest Shortfall
                         ----------------------------------------------------------------------------------------------------------
   A.  Class A-1 Notes       20,003,851.36     9,701,430.44      10,302,420.92      32,731.30     32,731.30             0.00
   B.  Class A-2 Notes       74,500,000.00             0.00      74,500,000.00     173,212.50    173,212.50             0.00
   C.  Class A-3 Notes       91,000,000.00             0.00      91,000,000.00     285,891.67    285,891.67             0.00
   D.  Class A-4 Notes       79,500,000.00             0.00      79,500,000.00     301,437.50    301,437.50             0.00
   E.  Total                265,003,851.36     9,701,430.44     255,302,420.92     793,272.97    793,272.97             0.00

Section VII.  Spread Account Reconciliation

   A.  Net Yield Calculations

      i.     Current Month                                  5.14%
      ii.    Previous Month                                 7.36%
      iii.   Second Previous Month                          6.65%
      iv.    Three-Month Average                            6.40%
      v.     Previous Three Month Average                   7.81%
      vi.    Second Previous Three Month Average            7.12%

   B.  Has Net Yield Trigger Event Occurred
         and Is It Continuing?                                NO
   C.  Has Spread Account Deposit Event Occurred
         (clauses (i) through (iv) or (iv))?                  NO
   D.  Has Spread Account Deposit Event Occurred
         (clause (v))?                                        NO

   E.  Required Spread Account Parameters:
      i.     Spread Account Floor Amount            3,000,000.00
      ii.    Spread Account Specified Amount        6,382,560.52
      iii.   Spread Account Maximum Amount         25,530,242.09
      iv.    Spread Account Required Amount         3,000,000.00

   F.  Allocations, Deposits and Reductions of the Spread Account       Deposit of   Change in Payment    Cash on         Payment
        and the Payment Provider Commitment                               Cash in        Provider        Deposit in       Provider
                                                                       Spread Account   Commitment     Spread Account    Commitment
                                                                       ------------------------------------------------------------
      i.     Beginning Balance                                                 0.00          0.00      3,004,010.19    3,625,096.28
      ii.    Deposit of Payment Provider Commitment into Spread Account
               upon Spread Account Deposit Event (i-iv or vi)                  0.00          0.00      3,004,010.19    3,625,096.28
      iii.   Deposit of Payment Provider Commitment into Spread Account
               upon Spread Account Deposit Event (v)                           0.00          0.00      3,004,010.19    3,625,096.28
      iv.    Deposit to Spread Account from Waterfall                          0.00          0.00      3,004,010.19    3,625,096.28
      v.     Release from Spread Account when Net Yield Trigger Event
               Has Not Occurred or Has Been Deemed Cured                  -4,010.19          0.00      3,000,000.00    3,625,096.28
      vi.    Release from Spread Account when Net Yield Trigger Event
               Has Occurred and Has Not Been Deemed Cured                      0.00          0.00      3,000,000.00    3,625,096.28
      vii.   Reduction of Payment Provider Commitment when Net Yield
               Trigger Event Not Occurred or Deemed Cured                      0.00    242,535.76      3,000,000.00    3,382,560.52
      viii.  Withdrawal from Spread Account for Insurer Optional Deposit       0.00          0.00      3,000,000.00    3,382,560.52
      ix.    Reduction of Payment Provider Commitment when Net Yield
               Trigger Event Has Occurred and Not Deemed Cured                 0.00          0.00      3,000,000.00    3,382,560.52

Section VIII.  Surety Bond Reconciliation

   A.  Previously Unreimbursed Surety Bond Draws                           0.00
   B.  Interest Rate on Outstanding Draws (PRIME + 1%)                     5.75%
   C.  Current Interest Accrued on Previously Outstanding Draws            0.00
   D.  Interest Paid on Unreimbursed Surety Draws                          0.00
   E.  New Surety Bond Draws                                               0.00
   F.  Reimbursement of Previous Surety Draws                              0.00
   G.  Unreimbursed Surety Draws                                           0.00
   H.  Previous Unreimbursed Insurer Optional Deposits                     0.00
   I.  New Insurer Optional Deposit                                        0.00
   J.  Reimbursement of Previous Insurer Optional Deposits                 0.00
   K.  Unreimbursed Insurer Optional Deposits                              0.00
   L.  Number of Extensions Performed During the Current
         Collection Period                                                  109
   M.  Balance of Loans Extended During the Current
         Collection Period                                         1,824,322.36


Section IX.  Historical Portfolio Performance

                            Previous Period                     Previous Period    Current    Current Period
                              Cumulative       Current Period     Cumulative       Period       Prepayment
                              Charge Offs       Charge-Offs           Losses       Losses         Spread
                            -----------------------------------------------------------------------------------------
   i.     Prime Loans         160,038.17         102,557.65       61,851.85      30,560.12        1.7073%
   ii.    Non-Prime Loans     887,541.29         709,951.72      413,257.18     326,164.81        2.1313%
   iii.   Sub-Prime Loans      80,537.86          16,656.52       37,717.36       9,154.52        1.7283%
   iv.    Total Loans       1,128,117.32         829,165.89      512,826.39     365,879.45        1.9518%





/S/ Harold E. Miller, Jr.             /S/ Tonya B. Roemer
-------------------------------       -------------------------------
Harold E. Miller, Jr.                 Tonya B. Roemer
President,CEO                         Vice President